UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 12, 2025

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed by Golden Matrix Group, Inc. (the “Company”, “we” and “us”), with the Securities and Exchange Commission (the “SEC”) on December 2, 2025 (the “December 2025 Form 8-K”), on November 25, 2025, the Company entered into a Severance and Release Agreement (the “Severance Agreement”) with its then Chief Executive Officer, Anthony Brian Goodman, pursuant to which the Company and Mr. Goodman mutually agreed to terminate Mr. Goodman’s employment with the Company effective as of December 12, 2025, unless otherwise agreed between the parties, in consideration for a $951,750 severance payment, of which $537,327 (the “Escrowed Amount”) was to be held in escrow (the “Escrow Agent”).

On December 12, 2025, with the approval of Mr. Goodman and the Company, the Escrow Agent released $300,000 of the Escrowed Amount to Mr. Goodman and is expected to release the remaining $237,327 to Mr. Goodman shortly following the date of this report, and in connection therewith, Mr. Goodman resigned from the Company.  As a result, effective as of December 12, 2025, (i) Mr. Goodman resigned as President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer, and as a member of the Board of Directors of the Company and each of its subsidiaries, and (ii) the Severance Agreement has become irrevocable in accordance with its terms.

Additionally, as previously disclosed in the December 2025 Form 8-K, on November 25, 2025, the Company appointed Mr. William Scott, the Executive Chairman of the Board of Directors of the Company, as Interim Chief Executive Officer and Principal Executive Officer of the Company to take effect upon the resignation of Mr. Goodman, which as discussed above, was effective on December 12, 2025.

As a result, effective as of December 12, 2025, Mr. Scott has been appointed as Interim Chief Executive Officer and Principal Executive Officer of the Company. Additional information regarding Mr. Scott is included in the December 2025 Form 8-K, which information is incorporated by reference herein.

The Board has commenced a process to identify and evaluate potential candidates to fill the vacancy on the Board created by the independent director vacancy created by Mr. Scott’s appointment as Interim Chief Executive Officer. The Company intends to appoint a successor independent director as soon as practicable, in accordance with the Company’s bylaws and applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: December 15, 2025	By:	/s/ Rich Christensen
Rich Christensen
Chief Financial Officer

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